LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints
John F. Fairbanks, Vice President, Chief Financial Officer and Treasurer of
Aspen Aerogels, Inc. (the "Company"), Poongs Muthukumaran, Corporate Attorney of
the Company, and John Rudy, John Condon and Hannah Coman, each of Mintz, Levin,
Cohn, Ferris, Glovsky and Popeo, P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company, the Form 4 to be filed in connection with the grant of restricted shares of the Company's common stock to the undersigned on or about June 17, 2015 (collectively, the "2015 Stock Grant Section 16 Filings")
in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder; and
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the 2015 Stock Grant
Section 16 Filings and timely file such forms with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the 2015
Annual Stock Grant Section 16 Filings have been filed with the SEC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 17th day of June, 2015.

By:  /s/ Mark L. Noetzel
Name:  Mark L. Noetzel